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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) July 25, 2002
                                                          --------------


                             STUDENT ADVANTAGE, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Delaware                     0-26074                  04-3263743
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       (State or Other          (Commission File Number)       (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)



    280 Summer Street,  Boston, MA                                   02210
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code        (617) 912-2000
                                                   -----------------------------


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         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT


B.   Engagement of New Independent Accountant

     On July 19, 2002 and as recommended and approved by the Audit Committee of the Board of Directors of the Company per its resolution on June 19, 2002, the Company engaged ERNST & YOUNG LLP ("E&Y"), independent accountant, as the principal accountant to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2002. E&Y will replace the firm of Arthur Andersen LLP, who were dismissed as auditors of the Company effective June 27, 2002.

     During the years ended December 31, 2000 and December 31, 2001 and during the interim period prior to engaging E&Y, neither the Company nor anyone on its behalf consulted E&Y regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or any matter that was the subject of either a disagreement or a "reportable event" as defined in Item 304(a)(v) of Regulation S-K.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     STUDENT ADVANTAGE, INC.
                                          (Registrant)


Date: July 25, 2002                  By: /s/ Kenneth S. Goldman
                                         --------------------------------------
                                         Kenneth S. Goldman, Executive Vice
                                         President and Chief Financial Officer
                                         (Principal Financial and Accounting
                                         Officer)